Exhibit 4.1

€550,000,000 7.25% Senior Notes due 2013

REGISTRATION RIGHTS AGREEMENT

Dated as of August 7, 2003

by and among

VALENTIA TELECOMMUNICATIONS,

EIRCOM LIMITED

and

DEUTSCHE BANK AG LONDON

as representative of the
several Initial Purchasers of Senior Notes Listed in Schedule I
to the Purchase Agreement (as hereinafter defined)

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 7, 2003, by and among Valentia Telecommunications, an unlimited public company incorporated under the laws of Ireland (the “Company”), eircom Limited, a limited liability company incorporated under the laws of Ireland (the “Guarantor” and together with the Company, the “Issuers”) and Deutsche Bank AG London, as representative (the “Representative”) of the initial purchasers of Senior Notes set forth in Schedule I to the Purchase Agreement (as defined below) (each such initial purchaser and Representative an “Initial Purchaser” and, collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 7.25% Senior Notes due 2013 in aggregate principal amount of €550,000,000 (the “Initial Notes”) pursuant to the Purchase Agreement.

This Agreement is made pursuant to the Purchase Agreement, dated July 30, 2003 (the “Purchase Agreement”), by and among the Issuers and certain of their affiliates and the Initial Purchasers.  In order to induce the Initial Purchasers to purchase the Initial Notes, the Issuers have agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5 of the Purchase Agreement.  Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated August 7, 2003, by and among the Issuers and The Bank of New York, as Trustee (the “Trustee”), relating to the Initial Notes and the Exchange Notes (as defined in Section 1 herein) (the “Senior Indenture”).

The parties hereby agree as follows:

SECTION 1.  DEFINITIONS

As used in this Agreement; the following capitalized terms shall have the following meanings:

Act:  The Securities Act of 1933, as amended.

Additional Interest:  As defined in Section 5 hereof.

Affiliate:  As defined in Rule 405 of the Act.

Broker-Dealer:  Any broker or dealer registered with the Commission under the Exchange Act.

Business Day:  Any day except a Saturday, Sunday or other day on which the Commission shall not be open for the transaction of business.

Closing Date:  The date hereof.

Commission:  The Securities and Exchange Commission.

Consummate:  An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of an Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of such Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to (i) the Euro Book-entry Depositary (as defined in the Euro Deposit and Custody Agreement) of the Exchange Notes (in the case of notes in bearer form) or (ii) the Registrar (as defined in the Senior Indenture) of the Exchange Notes to be registered (in the case of notes in definitive form), in each case in the same aggregate principal amount as the aggregate principal amount of Initial Notes tendered by the Holders thereof pursuant to the Exchange Offer.

Consummation Deadline:  As defined in Section 3(b) hereof.

Definitive Notes:  As defined in the Senior Indenture.

Effectiveness Deadline:  As defined in Section 3(a) hereof.

Euro Deposit and Custody Agreement means the Deposit and Custody Agreement entered into as of the Closing Date by The Bank of New York and the Company with respect to the Initial Notes and any Exchange Notes.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Exchange Notes:  Debt securities of the Company issued under the Indenture having terms identical in all material respects to the Initial Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or provisions relating to the matters described in Section 5 hereof).

Exchange Offer: A proposed offer to issue and deliver to Holders of Initial Notes that are Transfer Restricted Securities, in exchange for such Initial Notes, a like aggregate principal amount of Exchange Notes.

Exchange Offer Registration Statement:  The Registration Statement or Registration Statements relating to the Exchange Offer, including the related Prospectus.

Filing Deadline:  As defined in Sections 3(a) hereof.

Guarantor:  The Guarantor defined in the preamble hereto and any Person which becomes a guarantor of Notes after the date hereof pursuant to the terms of the Senior Indenture.

Holder:  As defined in Section 2 hereof.

Indemnified Holder:  As defined in Section 8(a) hereof.

Indemnified Person:  As defined in Section 8(c) hereof.

Indemnifying Person:  As defined in Section 8(c) hereof.

Person:  An individual, partnership, limited liability company, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

Private Exchange:  As defined in Section 3(c) hereof.

Private Exchange Notes:  As defined in Section 3(c) hereof.

Prospectus:  The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Recommencement Date:  As defined in Section 6(d) hereof.

Registration Default:  As defined in Section 5 hereof.

Registration Statement:  Any registration statement of the Issuers relating to (a) an offering of any Exchange Notes (including guarantees thereof by the relevant Guarantors) pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post effective amendments) and all exhibits and material incorporated by reference therein.

Rule 144:  Rule 144 promulgated under the Act.

Shelf Effectiveness Deadline:  As defined in Section 4(a) hereof.

Shelf Filing Deadline:  As defined in Section 4(a) hereof.

Shelf Registration Statement:  As defined in Section 4 hereof.

Suspension Notice:  As defined in Section 6(d) hereof.

TIA:  The Trust Indenture Act of 1939, as amended.

Transfer Restricted Securities:  Each Initial Note, Exchange Note or Private Exchange Note (each, for the purposes of this definition, a “Note”), until the earliest to occur of (a) the date on which such Note is exchanged by a Person other than a Broker-Dealer in an Exchange Offer, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) following the exchange by a Broker-Dealer in an Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the applicable Exchange Offer Registration Statement) or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act or is eligible for resale pursuant to Rule 144 without volume restriction, if any.

SECTION 2.  HOLDERS

For purposes of this Agreement, a Person is deemed to be a “Holder” of Transfer Restricted Securities whenever such Person owns Transfer Restricted Securities.

SECTION 3.  REGISTERED EXCHANGE OFFER

(a)                                  Unless the Exchange Offers shall not be permitted by applicable federal law or policy of the Commission, the Issuers shall use commercially reasonable efforts to (i) cause any Exchange Offer Registration Statement to be filed with the Commission on or prior to the date that is 90 days (or, if the 90th day is not a Business Day, the first Business Day thereafter) after the Closing Date (such 90th day or first Business Day thereafter being the “Filing Deadline”), (ii) cause such Exchange Offer Registration Statement to become effective on or prior to the date that is 225 days (or, if the 225th day is not a Business Day, the first Business Day thereafter) after the Closing Date (such 225th day or first Business Day thereafter being the “Effectiveness Deadline”) and (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such states within the United States as are necessary to permit Consummation of the Exchange Offer, provided, however, that none of the Issuers shall be required to register or qualify as a foreign corporation where such Issuer is not now so qualified or to take any action that would subject such Issuer to general service of process of suits or to taxation, other than as to matters and transactions relating to the Exchange Offer Registration Statement, in any jurisdiction where such Issuer is not now so subject.  Any Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and to permit resales of Exchange Notes by certain Broker-Dealers as contemplated by Section 3(c) below.

(b)                                 The Issuers shall use commercially reasonable efforts to cause any Exchange Offer Registration Statement to be effective and to keep the Exchange Offer open for the period required under applicable federal and state securities laws (including pursuant to any applicable interpretation by the Staff of the Commission) but in any event at least 20 Business Days after the date on which the Exchange Offer Registration Statement was declared effective.  The Issuers shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than the Exchange Notes and the guarantees thereof shall be included in any Exchange Offer Registration Statement, provided, however, that the notes to be offered in exchange for the Euro Senior Subordinated Notes due 2013 and/or the notes to be offered in exchange for the Dollar Senior Subordinated Notes due 2013, in each case issued by eircom Funding and guaranteed by the Company and certain of its Affiliates may, if permitted by applicable federal laws (including policies of the Commission), be included in any Registration Statement required hereunder, including any Exchange Offer Registration Statement, so that eircom Funding, the Company, and the relevant Affiliates of the Company may use the same Registration Statement or Registrations Statements to satisfy their obligations under the Registration Rights Agreement relating to such Senior Subordinated Notes.  The Issuers shall use commercially reasonable efforts to cause the Exchange Offer to be Consummated on or prior to the date that is 40 Business Days after the Exchange Offer Registration Statement has become effective, unless a later date for Consummation of such Exchange Offer is required by the federal securities laws (either such date, the “Consummation Deadline”).

(c)                                  The Issuers shall include a “Plan of Distribution” section in the Prospectus contained in any Exchange Offer Registration Statement and indicate therein that (i) any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer, but that such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer and (ii) the Prospectus contained in such Exchange Offer Registration Statement may be used to satisfy such prospectus delivery requirement.  Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission.

In the event that the Company receives notice from a Broker-Dealer within 20 Business Days of the Consummation of the Exchange Offer that such Broker-Dealer holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making or similar activities the Issuers agree, to the extent necessary to ensure that the Exchange Offer Registration Statement is available for resales of such Transfer Restricted Securities by such Broker-Dealer, to use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of Section 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 90 days from the day on which the Exchange Offer is Consummated, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto.  The Issuers shall promptly provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers promptly upon request at any time during such period to facilitate such resales.

If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Initial Notes acquired by them and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Company, upon the written request of the Initial Purchasers simultaneously with the delivery of the Exchange Notes in the Exchange Offer, shall issue and deliver to the Initial Purchasers in exchange (the “Private Exchange”) for such Initial Notes held by the Initial Purchasers a like principal amount of notes of the Company, that are substantially identical in all material respects to the Exchange Notes (the “Private Exchange Notes”) (and which are issued pursuant to the same indenture as the Exchange Notes) except for the placement of a restrictive legend on such Private Exchange Notes.  The Private Exchange Notes shall bear the same CUSIP number, if any, ISIN number and Common Code as the Exchange Notes to the extent permitted by the CUSIP Service Bureau of Standard & Poor’s and other applicable organizations.

Interest on the Exchange Notes and the Private Exchange Notes will accrue from the last interest payment date on which interest was paid on the Initial Notes surrendered in exchange therefor or, if no interest has been paid on the Exchange Notes, from the Closing Date.

In connection with the Exchange Offers, the Company shall:

(1)                                  mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(2)                                  utilize the services of a depositary for the Exchange Offer with an address in London, England, which may be either the Trustee or an affiliate of the Trustee;

(3)                                  permit Holders to withdraw tendered Initial Notes at any time prior to the close of business, London time, on the last business day on which the Exchange Offer shall remain open; and

(4)                                  otherwise comply in all material respects with all applicable laws, rules and regulations.

As soon as practicable after the close of the relevant Exchange Offer or the Private Exchange, as the case may be, the Company shall:

(1)                                  accept for exchange all Initial Notes tendered and not validly withdrawn pursuant to such Exchange Offer or the Private Exchange;

(2)                                  deliver to the Trustee or Authenticating Agent (as defined in the Senior Indenture) for cancellation all Initial Notes so accepted for exchange; and

(3)                                  cause each Trustee promptly to authenticate and deliver to each Holder of the Initial Notes, Exchange Notes or Private Exchange Notes, as the case may be, in global form in aggregate principal amount and currency denomination equal to the respective Initial Notes so accepted for exchange, as further set forth in the Senior Indenture.

As a condition to its participation in any Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, prior to the Consummation of such Exchange Offer, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the relevant Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company or if it is an Affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (B) if such Holder is not a Broker-Dealer, that it is not engaged in, and does not intend to engage in, the distribution (within the meaning of the Act) of the Exchange Notes, (C) if such Holder is a Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company), that it will deliver a prospectus in connection with any resale of such Exchange Notes, (D) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (E) it is acquiring the Exchange Notes in its ordinary course of business and (F) that it is not acting on behalf of any Person who could not truthfully make the foregoing representations.  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of Exchange Notes (1) cannot, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13,1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 9B and 9D, as applicable, of Form 20-F under the Act.

SECTION 4.  SHELF REGISTRATION

(a)                                  Shelf Registration.  If (i) the Company is not required to file an Exchange Offer Registration Statement or Consummate an Exchange Offer because the relevant Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities (other than any Holder that is an Affiliate of Valentia or any Holder that is unable to make the representations referred to in Section 3(c)) shall notify the Company in writing within 20 Business Days following the Consummation of such Exchange Offer that (A) it is prohibited by law or Commission policy from participating in such Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the Prospectus contained in the Exchange Offer Registration Statement is not available for such resales by such Holder, then the Issuers shall:

(x)  use commercially reasonable efforts to cause to be filed pursuant to Rule 415 under the Act, as promptly as practicable after the earlier of (i) the date on which the Company determines that it is not required to file an Exchange Offer Registration Statement or Consummate an Exchange Offer as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earliest date being the “Shelf Filing Deadline”), a shelf registration statement on an appropriate form under the Act, which may be an amendment to an Exchange Offer Registration Statement (a “Shelf Registration Statement”), relating to all Transfer Restricted Securities of Holders that shall have provided the information required pursuant to Section 4(b) hereof, provided, however, that in no event shall the Shelf Filing Deadline pursuant to this section 4(a)(x) be a date prior to the Filing Deadline that otherwise would have been applicable to an Exchange Offer Registration Statement pursuant to section 3(a); and

(y)  use commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 180 days after the Shelf Filing Deadline (such 180th day the “Shelf Effectiveness Deadline”).

If, after the Issuers have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Issuers are required to file and make effective a Shelf Registration Statement solely because an Exchange Offer is not permitted under applicable federal law or policy of the Commission (i.e., in the case of clause (a)(i) above), then (i) the filing of such Exchange Offer Registration Statement shall be deemed to have satisfied the requirements of clause (x) above, provided that, in such event, the Issuers shall remain obligated to meet the Shelf Effectiveness Deadline; and (ii) the Issuers need not abandon any attempt to cause the Commission to declare the Exchange Offer Registration Statement effective and they may satisfy their obligations pursuant to this Section 4 by registering Initial Notes pursuant to such Exchange Offer Registration Statement rather than such Shelf Registration Statement.

The Issuers shall use commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of two years following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement (i) have been sold pursuant thereto or (ii) have ceased to constitute Transfer Restricted Securities.  In no event shall the Issuers be deemed not to have used commercially reasonable efforts to keep a Shelf Registration Statement effective and usable during the requisite period if during such period it takes an action required by applicable law or permitted or contemplated by Section 6(c)(i), regardless of whether such action would result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such Transfer Restricted Securities during that period.

(b)                                 Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder (i) furnishes to the Company in writing, within 10 days after receipt of a request therefor, the information specified in Items 9B and 9D, as applicable, of Form 20-F under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein, and (ii) unless such Holder is an Initial Purchaser, such Holder agrees in writing, within 10 days after receipt of a request to so agree, to be bound by all of the provision of this Agreement applicable to such Holder.  No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 5 hereof unless and until such Holder shall have provided all such information and shall have so agreed in writing (it being understood that Additional Interest shall cease to accrue for the benefit of any Holder who fails to provide such information or so agree in writing).  Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.  The Issuers shall not be obligated to supplement such Shelf Registration Statement after it has been declared effective by the Commission more than once per quarterly period to reflect additional Holders.

SECTION 5.  ADDITIONAL INTEREST

If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline unless, in the case of any Exchange Offer Registration Statement, a Shelf Registration Statement for the relevant series of Initial Notes is declared effective prior to the Effectiveness Deadline applicable to such Exchange Offer Registration Statement, (iii) any Exchange Offer has not been Consummated by the Consummation Deadline applicable to such Exchange Offer, unless a Shelf Registration Statement for the relevant series of Initial Notes is declared effective prior to such Consummation Deadline, or (iv) subject to Section 6(c)(i), any Registration Statement required by this Agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded within 5 Business Days thereafter by a post-effective amendment to such Registration Statement that cures such failure and that is itself promptly declared effective  (each such event referred to in clauses (i) through (iv), a “Registration Default”), then, subject to Section 6(c)(i), the Company shall pay to each Holder of Transfer Restricted Securities affected thereby additional interest (“Additional Interest”), with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to a per annum rate of 0.25% on the principal amount of Transfer Restricted Securities held by such Holder.  The amount of Additional Interest described in the preceding sentence shall increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of 1.00% per annum on the principal amount of Initial Notes constituting Transfer Restricted Securities; provided that the Company shall in no event be required to pay Additional Interest for more than one Registration Default at any given time.  Notwithstanding anything to the contrary set forth herein, (1) upon filing of an Exchange Offer Registration Statement (and/or, if applicable, a Shelf Registration Statement) for the relevant series of Initial Notes, in the case of (i) above, (2) upon the effectiveness of an Exchange Offer Registration Statement (and/or, if applicable, a Shelf Registration Statement) for the Initial Notes, in the case of (ii) above, (3) upon Consummation of an Exchange Offer (or, if applicable, upon the effectiveness of a Shelf Registration Statement for the Initial Notes, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Additional Interest payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.  Notwithstanding the foregoing, (x) all pre-existing Registration Defaults in respect of a series of Initial Notes shall be deemed cured upon consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement for the relevant series of Initial Notes (for the avoidance of doubt, without prejudice to Additional Interest already accrued), and (y) Additional Interest shall cease to accrue on any Initial Note that is no longer a Transfer Restricted Security.

All accrued Additional Interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Senior Indenture, on each Interest Payment Date, as more fully set forth in the Senior Indenture and the Initial Notes.  All obligations of the Issuers set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted

Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.  REGISTRATION PROCEDURES

(a)                                  Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Issuers shall (x) comply with all applicable provisions of Section 6(c) below, and (y) use commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by any Broker-Dealer that tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof and otherwise in accordance with Section 3 hereof.

(b)                                 Shelf Registration Statement.  In connection with any Shelf Registration Statement required by this Agreement, the Issuers shall comply with all the provisions of Section 6(c) below and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Issuers will use commercially reasonable efforts to (i) prepare and file with the Commission such Shelf Registration Statement and (ii) to make such Shelf Registration Statement available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

(c)                                  General Provisions.  In connection with any Registration Statement and any related Prospectus required by this Agreement, the Issuers shall:

(i)                                     use commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable.  Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein, during the period the Issuers are required by this Agreement to keep such Registration Statement effective, (A) to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in light of the circumstances in which they were made) not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuers shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable.  Notwithstanding the foregoing or any other provision of this Agreement, if the Board of Directors of the Company determines in good faith that it is in the best interests of the Issuers not to disclose the existence of facts surrounding any proposed or pending material corporate transaction or other material development involving the Issuers, the Issuers may allow the Shelf Registration to fail to be effective or the Prospectus contained therein to be unusable as a result of such nondisclosure for up to 90 days in any year during the two-year period of effectiveness required by Section 4 hereof and no Registration Default would be deemed to occur during such period.

(ii)                                  subject to Section 6(c)(i), for the applicable period set forth in Section 3 or 4 hereof, as the case may be, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold or have ceased to constitute Transfer Restricted Securities, (x) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective; (y) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424 and 430A, as applicable, under the Act in a timely manner; and (z) comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)                               with respect to a Shelf Registration Statement, advise the selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes of the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuers shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)                              subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, is the light of the circumstances under which they were made, not misleading;

(v)                                 furnish to the Initial Purchasers, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement) and reflect in such Registration Statement, amendment, Prospectus or supplement  as filed with the Commission any reasonable comments made by the Initial Purchasers in writing within 5 Business Days of receipt of such Registration Statement, amendment, Prospectus or supplement by such Initial Purchaser or selling Holders of the Transfer Restricted Securities covered by such Registration Statement in connection with such sale, if any;

(vi)                              with respect to a Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders, upon the reasonable request of such selling Holders, in connection with such sale, if any, and make the Issuers’ representatives reasonably available to discuss customary due diligence matters; provided, however, that any such discussions shall be coordinate on behalf of the selling Holders by one counsel designated by and on behalf such selling Holders by one counsel designated by and on behalf of such other parties as described in Section 7(b) hereof;

(vii)                           with respect to a Shelf Registration Statement, subject to appropriate confidentiality agreements being entered into, make available at reasonable times for inspection by the selling Holders participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders, all relevant financial and other records, pertinent corporate documents of the Issuers and use commercially reasonably efforts to cause the Issuers’ officers, directors and employees to supply all relevant information reasonably requested by any such selling Holder, attorney or accountant in connection with such Registration Statement or any post effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers and the other parties by one counsel designated by and on behalf of such other parties as described in Section 7(b) hereof;

(viii)                        subject to Section 4(b), with respect to a Shelf Registration Statement, if requested by any selling Holders in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(ix)                                with respect to a Shelf Registration Statement, furnish to each selling Holder in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x)                                   with respect to a Shelf Registration Statement, deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Issuers hereby consent to the use (in accordance with law and subject to the provisions of this Agreement) of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi)                                with respect to a Shelf Registration Statement, upon the request of Holders who collectively hold an aggregate principal amount of Initial Notes in excess of a majority of the amount of the Transfer Restricted Securities being sold pursuant to such Shelf Registration Statement (the “Requesting Holders”), enter into an underwriting agreement and make such representations and warranties and take all such other actions in connection therewith as may be reasonable and customary in underwritten offerings in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by the Requesting Holders in connection with any sale or resale pursuant to any applicable Shelf Registration Statement; provided, however, that the Issuers shall not be obligated to enter into any such underwriting agreement on more than four occasions.  In such connection, the Issuers shall:

(A)                              upon the reasonable request of the Requesting Holders, furnish (or in the case of paragraph (2) below, use commercially reasonable efforts to cause to be furnished) to each Requesting Holder, upon the effectiveness of the Shelf Registration Statement:

(1)                                  a certificate, dated such date, signed on behalf of the Company and each Guarantor by (x)) a principal financial or accounting officer and (y) another executive officer of the Company and such Guarantor, confirming, as of the date thereof, the matters, to the extent applicable, set forth in Sections 7(k)(i) and 7(k)(ii) of the Purchase Agreement and such other similar matters as such Holders may reasonably request and as are customarily made by issuers to underwriters in underwritten offerings; and

(2)                                  a customary comfort letter or letters, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Sections 6(g) and 6(h)of the Purchase Agreement; and

(B)                                deliver such other documents and certificates as may be reasonably requested by the Requesting Holders to evidence compliance with clause (A) above and with any customary conditions contained in any agreement entered into by the Issuers pursuant to this clause (xi);

(xii)                             prior to any public offering of Transfer Restricted Securities pursuant to any Shelf Registration Statement, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that none of the Issuers shall be required to register or qualify as a foreign corporation where such Issuer is not now so qualified or to take any action that would subject such Issuer to general service of process in suits or to taxation in any jurisdiction where such Issuer is not now so subject;

(xiii)                          issue, upon the request of any Holder of Initial Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder, such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes; in return, the Initial Notes held by such Holder shall be surrendered to the Company for cancellation;

(xiv)                         in connection with any sale of Transfer Restricted Securities constituting Definitive Notes that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing such Transfer Restricted Securities that are to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities which are in a form eligible for deposit;

(xv)                            provide an ISIN number and Common Code number, and where applicable a CUSIP number, for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Senior Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit;

(xvi)                         otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and, in the case of the Company, make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering the twelve-month period beginning with the first month of the Company’s  first fiscal quarter commencing after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

(xvii)                      unless the rating in effect for the Initial Notes is equally applicable and in effect for the Exchange Notes and the Transfer Restricted Securities, use commercially reasonable efforts to cause the Transfer Restricted Securities covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies;

(xviii)                   make an application to list the Exchange Notes on the Luxembourg Stock Exchange (if the Transfer Restricted Securities are so listed) and the Irish Stock Exchange and to use commercially reasonable efforts to have the Exchange Notes admitted to trading on the Luxembourg Stock Exchange (if the Transfer Restricted Securities are so listed) and the Irish Stock Exchange as promptly as practicable and thereafter maintain such listing for so long as the Exchange Notes are outstanding; and

(xix)                           cause the Senior Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee to effect such changes to the Senior Indenture as may be required for such Senior Indenture to be so qualified in accordance with the terms of the TIA; and execute and use commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Senior Indenture to be so qualified in a timely manner.

(d)                                 Restrictions on Selling Holders.  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(i) or Section 6(c)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”).  Each Holder receiving a Suspension Notice hereby agrees that it will, at the option of and as directed by the Company, either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses and confirm such destruction to the Company in writing or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice.  The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 7.  REGISTRATION EXPENSES

(a)                                  All expenses incident to the Issuers’ performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates, if any, for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuers; (v) all application and filing fees in connection with listing the Exchange Notes on a securities exchange or automated quotation system pursuant to the requirements hereof; (vi) all fees and disbursements of independent certified public accountants of the Issuers (including the expenses of any comfort letters required by or incident to such performance);  and (vii) rating agency fees, if any, and any fees associated with making the Exchange Notes eligible for trading through Euroclear and Clearstream.

The Company will, in any event, bear its and the Guarantor’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expenses of any Person retained by the Issuers.

(b)                                 In connection with any Shelf Registration Statement required by this Agreement, the Issuers will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Simpson Thacher & Bartlett LLP, unless another firm shall be chosen by the Requesting Holders.

SECTION 8.  INDEMNIFICATION

(a)                                  The Issuers, jointly and severally, agree to indemnify and hold harmless (i) each selling Holder of Initial Notes (in the case of a Shelf Registration Statement); (ii) any Broker-Dealer exchanging Initial Notes in the Exchange Offer (in the case of an Exchange Offer Registration Statement);  (iii) each Person, if any, who controls any selling Holder or Broker-Dealer described in clause (i) or (ii) within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (any of the persons referred do in this clause (iii) being hereinafter referred to as a “controlling person”) and (iv) the respective officers, directors, partners, employees, representatives and agents of any selling Holder described in clause (i), Broker-Dealer described in clause (ii) or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus contained therein, or any preliminary prospectus relating to a Shelf Registration Statement (or any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any of the selling Holders or Broker-Dealers furnished in writing to the Company by such selling Holder expressly for use therein, provided, however, that the Issuers will not be liable to any selling Holder or Broker-Dealer (or any person who controls such party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) with respect to any untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in any preliminary Prospectus to the extent that (x) a copy of the final Prospectus (as amended or supplemented) was not sent or given by such selling Holder or Broker-Dealer, at or prior to the written confirmation of sale of the relevant Initial Notes or Exchange Notes, to the person asserting such loss, claim, damage or liability and the untrue statement or alleged untrue statement in or omission or alleged omission from the preliminary Prospectus was corrected in the final Prospectus, provided that the Issuers had previously furnished copies of such final Prospectus to such selling Holder or Broker-Dealer, as the case may be, or (y) at the time of such sale such selling Holder or Broker-Dealer had received timely written advice from the Company prior to such sale that the use of such Prospectus, amendment, supplement or preliminary Prospectus was suspended as provided herein.

(b)                                 Each Holder of Transfer Restricted Securities and each Person described in clauses (i) through (iv) of section 8(a) agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their directors, their officers and each person who controls the Issuers within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each of the Indemnified Holders, but only with reference to information relating to such Indemnified Holder furnished in writing to the Company by such Indemnified Holder expressly for use in any Registration Statement, Prospectus, preliminary Prospectus or any amendment or supplement thereto.

(c)                                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(d)                                 If the indemnification provided for in Section 8(a) or 8(b) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Indemnified Holder on the other hand from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Indemnified Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Issuers on the one hand and the Indemnified Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Indemnified Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuers and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Holders or the Issuers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, in no event shall a Holder or its related Indemnified Holders be required to contribute any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of the Transfer Restricted Securities held by each Holder hereunder and not joint.  The Issuers’ obligations to contribute pursuant to this Section 8 are joint and several.

The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 9.  RULE 144A AND OTHER INFORMATION

The Issuers hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Issuers (i) are not subject to Section 13 or 15(d) of the Exchange Act, to make available within a reasonable period of time to the Initial Purchasers and, upon written request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A and (ii) are subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of Transfer Restricted Securities pursuant to Rule 144.

SECTION 10.  UNDERWRITTEN REGISTRATIONS

If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Requesting Holders and shall be reasonably acceptable to the Issuers.

No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

SECTION 11.  MISCELLANEOUS

(a)                                  Remedies.  The Issuers acknowledge and agree that any failure by the Issuers to comply with their obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers’ obligations under Sections 3 and 4 hereof.  The Issuers further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  The Issuers will not, on or after the date of this Agreement, enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The parties hereto agree and acknowledge that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ securities under any agreement entered into or in effect on the date hereof.

(c)                                  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to an Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

(d)                                 Third Party Beneficiary.  The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuers, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(e)                                  Acknowledgement.  It is hereby agreed and acknowledged by the Issuers that the Exchange Notes to be issued pursuant to this agreement represent the same debt already in existence in respect of the Initial Notes.

(f)                                    Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)                                     if to a Holder, at the address set forth on the records of the Registrar under the Senior Indenture, with a copy to the Registrar under the Senior Indenture; and

(ii)                                  if to the Issuers:

c/o eircom Limited
 114 St. Stephen’s Green West
Dublin 2
Republic of Ireland
Facsimile: +353 1 679 7468
Attention: Chief Financial Officer

with a copy to:

Debevoise & Plimpton
Tower 42
International Financial Centre
Old Broad Street
London EC2N 1HQ
England
Facsimile:  +44 20 7588 4180
Attention: James C. Scoville

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if facsimiled; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Euro Indenture.

Upon the date of filing of the Exchange Offer Registration Statement or a Shelf Registration Statement, as the case may be, notice shall be delivered to the Initial Purchasers.

(g)                                 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Senior Indenture.  If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(h)                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i)                                     Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)                                     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(k)                                  Submission to Jurisdiction; Appointment of Agent for Service; Waiver.To the fullest extent permitted by applicable law, the Issuers irrevocably submit to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement, and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court.  The Issuers, to the fullest extent permitted by applicable law, irrevocably and fully waive the defense of an inconvenient forum to the maintenance of such suit or proceeding and irrevocably designates and appoints CT Corporation (the “Authorized Agent”), for the later of a period of ten years or until such time as no Initial Notes that constitute Transfer Restricted Securities are outstanding as its authorized agent upon whom process may be served in any such suit or proceeding.  The Issuers represent that they have separately notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing.  The Issuers hereby irrevocably authorize and direct its Authorized Agent to accept such service.  The Issuers further agree that service of process upon its Authorized Agent and written notice of said service to the Company or the Guarantor, as the case may be, mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such suit or proceeding.  Nothing herein shall affect the right of any person to serve process in any other manner permitted by law.  The Issuers agree that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.  Notwithstanding the foregoing, any action against the Company or the Guarantor arising out of or based on this Agreement or the transactions contemplated hereby may also be instituted by any of the Initial Purchasers, their respective officers and employees or any person who controls any of the Initial Purchasers within the meaning of the Securities Act in any competent court in Ireland, and the Issuers expressly accept the jurisdiction of any such court in any such action.

Each of the Company and the Guarantor irrevocably waive, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby.

The provisions of this Section 11(k) are intended to be effective upon the execution of this Agreement without any further action by the Company or the Initial Purchasers and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

(l)                                     Currency Indemnity.The Issuers shall indemnify each Indemnified Holder against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the “Judgment Currency”) other than euro and as a result of any variation as between (i) the rate of exchange at which the euro amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which such Indemnified Holder on the date of payment of such judgment or order is able to purchase euro with the amount of the Judgment Currency actually received by such Indemnified Holder.  If the euro so purchased are greater than the amount originally due to such Indemnified Holder hereunder, such Indemnified Holder agrees to pay to the Company an amount equal to the excess of the euro so purchased over the amount originally due to such Indemnified Holder hereunder.  The foregoing shall constitute a separate and independent obligation of the Issuers and the Indemnified Holders, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, euro.

(m)                               Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(n)                                 Entire Agreement.  This Agreement together with the Purchase Agreement, the Initial Notes, the Euro Deposit and Custody Agreement and the Senior Indenture, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(o)                                 No recourse.  No director, officer, employee, incorporator, member or stockholder of the Company, or any Guarantor, as such, shall have any liability for any obligations of the Company, or any Guarantor under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation, and by acquiring the Initial Notes, each Holder waives and releases all such liability. The waiver and release are part of the consideration for entry into this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VALENTIA TELECOMMUNICATIONS

BY:
Name:
Title:

EIRCOM LIMITED

BY:
Name:
Title:

DEUTSCHE BANK AG LONDON
For itself and as Representative of the several Initial Purchasers named in Schedule I of the Purchase Agreement

BY: DEUTSCHE BANK AG LONDON

BY:
Name:
Title:

BY:
Name:
Title:

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